Exhibit 99.2

CARVANA CO. ANNOUNCES UPSIZE AND PRICING OF ITS OFFERING OF CLASS A COMMON STOCK

April 22, 2022

PHOENIX, Ariz.—(BUSINESS WIRE)— Carvana Co. (“Carvana”) (NYSE: CVNA), the leading e-commerce platform for buying and selling used cars, today announced the upsize and pricing of its public offering of 15,625,000 shares of its Class A common stock at a price to the public of $80.00 per share. Ernest Garcia, II, along with Ernie Garcia, III, Carvana’s Chief Executive Officer, and entities controlled by one or both of them, will purchase an aggregate of 5,400,000 shares of the Company’s Class A common stock in the offering. The offering was upsized from the previously announced offering size of $1 billion of Class A common stock. The offering is expected to close on April 26, 2022, subject to customary closing conditions.

Citigroup and J.P. Morgan Securities LLC are acting as book-running managers for the offering.

Carvana intends to use the net proceeds from the public offering of Class A common stock for general corporate purposes.

The public offering of Class A common stock is being made only by means of an effective registration statement (including a prospectus and a prospectus supplement). A copy of the prospectus, the preliminary prospectus supplement and, when available, the final prospectus supplement relating to the offering may be obtained from Citigroup Global Markets Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146 or J.P. Morgan Securities LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com.

An automatic shelf registration statement relating to the Class A common stock has been filed with the U.S. Securities and Exchange Commission and is effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the applicable securities laws of such state or jurisdiction.

About Carvana Co.

Founded in 2012 and based in Phoenix, Carvana’s mission is to change the way people buy and sell cars. With a continued focus on its customers, technology and innovation, Carvana offers an intuitive and convenient online car buying, selling, and financing experience. Carvana.com enables customers to quickly and easily shop more than 71,000 vehicles, finance, trade in or sell their current vehicle to Carvana, sign contracts and schedule delivery or pickup at one of its patented, automated Car Vending Machines. Carvana is a Fortune 500 company, providing as-soon-as-next-day delivery to customers in over 300 U.S. markets.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current intentions, expectations or beliefs regarding the Class A common stock offering. There can be no guarantee Carvana will consummate the offering on the proposed terms, if at all. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to the “Risk Factors” identified in our Annual Report on Form 10-K for 2021 and in the preliminary prospectus supplement for the offering of Class A common stock. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Investors

Mike Levin

investors@carvana.com

Media

Kristin Thwaites

press@carvana.com

Source: Carvana Co.

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